SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 1, 1998



                                  CORTECH, INC.
               (Exact name of registrant as specified in charter)



                           Delaware 0-20726 84-0894091
                  (State or other jurisdiction (Commission File
                              Number) (IRS Employer
                                       of
                                 incorporation)
                               Identification No.)



                6850 N. Broadway, Suite G, Denver, Colorado 80221
                         (Address of principal executive
                               offices) (Zip Code)



        Registrant's telephone number, including area code (303) 650-1200



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

On September 1, 1998, the Registrant issued a press release announcing that the Registrant had retained Joachim von Roy, a director of the Company and the former president of Bristol-Myers Squibb, Europe, to establish a new company in Germany based on the Registrant's protease inhibitor technology. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by this reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Item       Exhibit

99.1        Press Release issued by the Registrant on September 1, 1998.




























                                                      * * * * *

                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CORTECH, INC.
                                             (Registrant)



September 1, 1998

                                              Diarmuid Boran,
                                              Chief Operating Officer and
                                              Acting Chief Financial Officer

Exhibit 99.1

                             FOR IMMEDIATE RELEASE

CONTACT:
            Diarmuid F. Boran                    John Cheronis, M.D., Ph.D.
            Chief Operating Officer              Cortech Founding Scientist
            Cortech, Inc.                        Cortech, Inc.
            (303) 657-7010                      (303) 657-7000


              CORTECH SEEKS TO ESTABLISH NEW COMPANY BASED ON ITS
                         PROTEASE INHIBITOR TECHNOLOGY

DENVER, Colo. -- August 31, 1998 -- Cortech, Inc. (OTCBB: CRTQ), a Denver-based biopharmaceutical company, today announced that it has retained Mr. Joachim von Roy (a former president of Bristol-Myers Squibb, Europe, and a new Cortech Director) to establish a new company in Germany based on Cortech's protease inhibitor technology ("PSI Technology"). It is Cortech's intent that the new
company  will  capitalize  on  Cortech's   relationships  with   interationally
recognized protease research groups at the University of Munich and The Max Planck Institute. Financing of the new venture is expected to be derived from European sources with minimal cash outlays from Cortech.

Mr. Bert Fingerhut, Chairman and acting CEO of Cortech, said "We believe that this venture is a great way for Cortech's shareholders to realize value from our PSI Technology. If we are successful, it will provide a mechanism for funding the advancement of the Technology while allowing Cortech to retain a substantial equity position in the new company."

Cortech's PSI Technology is based on a novel and proprietary chemistry that allows for inhibition of a broad array of serine and cysteine proteases believed to be important in a number of conditions including pulmonary, viral and vascular diseases, as well as cancer. All serine and cysteine proteases tested have been inhibited by prototype compounds based on the technology. Furthermore, compounds synthesized using this Technology have been shown to possess good potency, oral bioavailablilty, and metabolic stability. Cortech believes that these attributes, along with the Technology's flexibility and broad applicability, make it a viable platform on which to base a new venture.

Neutrophil elastase inhibitor compounds incorporating the PSI Technology were developed as part of Cortech's research collaboration with Ono Pharmaceutical Co. Ltd. Ono has notified Cortech that it has selected a compound for further evaluation, and indicated that Ono would further study the compound prior to considering it for advancement to full development in its sales territory of Japan, Korea, Taiwan and China. Cortech has retained all product rights outside of Ono's sales territory.

Cortech is a biopharmaceutical company whose research and development efforts have focused primarily on bradykinin antagonists and protease inhibitors. These efforts have produced a technology portfolio which may have potential therapeutic application across a broad range of medical conditions. Cortech's strategy is to seek collaborative partners to conduct and fund future research and development on the components of its portfolio, although there can be no assurance that any particular agreement will be completed. All on-site research and development activities have been discontinued in an effort to preserve the company's financial resources. Cortech is, however, funding focused research activities through collaborative arrangements with academic and medical institutions.

This press release contains forward-looking statements that involve risks and uncertainties and actual results may differ materially. These statements concern, among other things, the future prospect for the PSI Technology, compounds based upon that Technology and the ability to create and obtain funding for the new venture. Statements concerning venture, if established, are subject to risks and uncertainties that could cause actual results to differ from current projections. These risk factors, which include the risks inherent in drug discovery and development, are identified in Cortech's reports to the Securities and Exchange Commission filed on forms 10-K and 10-Q.